SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

LAMAR CAPITAL CORPORATION
----------------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

----------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)    Title of each class of securities to which transaction applies:

     (2)    Aggregate number of securities to which transaction applies:

     (3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)    Proposed maximum aggregate value of transaction:

     (5)    Total fee paid:

LAMAR CAPITAL CORPORATION
401 SHELBY SPEIGHTS DRIVE
PURVIS, MISSISSIPPI 39475

NOTICE OF ANNUAL STOCKHOLDERS’ MEETING
TO BE HELD ON APRIL 26, 2000

TO THE STOCKHOLDERS OF
LAMAR CAPITAL CORPORATION:

      NOTICE IS HEREBY GIVEN that, pursuant to call of its directors and in compliance with its Bylaws, the regular annual meeting of stockholders of Lamar Capital Corporation will be held at the Wilson Room located in the Purvis branch office of the Company, #4 Highway 589, Purvis, Mississippi, on Wednesday, April 26, 2000, at 2:00 p.m., local time, for the purpose of considering and voting upon the following matters:

         1.       Election of the seven (7) persons listed in the Proxy Statement dated March 29, 2000, accompanying this notice as directors of Lamar Capital Corporation;

         2.       To  consider  and act upon a  proposal  to ratify and  approve  the selection of Ernst & Young
                  LLP as the  Company's  independent  auditors for the fiscal year ending December 31, 2000; and

         3.       Whatever other matters may be brought before the meeting or any adjournment(s) thereof.
                  Management knows of no other matters that may properly be, or which are likely to be, brought before the meeting.
Only those stockholders of record at the close of business on March 17, 2000, shall be entitled to notice of and to vote at this meeting. We urge you to sign and return the enclosed Proxy as soon as possible, whether or not you plan to attend the meeting in person.
                                                     Chairman and Chief Executive Officer

Dated and Mailed at
Nashville, Tennessee
on or about March 29, 2000

Enclosures:       1.  Proxy
                  2.  Business Reply Envelope
                  3.  Annual Report

                                                  TABLE OF CONTENTS

PROXY STATEMENT FOR
LAMAR CAPITAL CORPORATION
DATED MARCH 29, 2000
Annual Meeting of Stockholders
To Be Held April 26, 2000

      This Proxy Statement is furnished to stockholders of Lamar Capital Corporation (the "Company") in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held at the Wilson Room located in the Purvis branch office of the Company, #4 Highway 589, Purvis, Mississippi, on Wednesday, April 26, 2000, at 2:00 p.m., local time, or any adjournment(s) thereof, for the purpose of considering and voting upon the matters set out in the foregoing Notice of Annual Stockholders' Meeting. The approximate date on which this Proxy Statement and form of proxy are first being sent or given to stockholders is March 29, 2000.

      The mailing address of the principal executive office of the Company is P. O. Box 265, Purvis, Mississippi 39475-0265.

      Only those stockholders of record on the books of the Company at the close of business on March 17, 2000, shall be entitled to notice of and to vote at the meeting in person or by proxy. On that date, the Company had outstanding of record 4,315,707 shares of common stock (the "Common Stock"). A majority of the shares outstanding constitute a quorum. Each share is entitled to one (1) vote. In the election of directors, each stockholder has cumulative voting rights, so that a stockholder may vote the number of shares owned by him for as many persons as there are directors to be elected, or he may multiply the number of shares by the number of directors to be elected and allocate the resulting votes to one or any number of candidates. For example, if the number of directors to be elected is seven (7), a stockholder owning ten (10) shares may cast ten (10) votes for each of seven (7) nominees, or cast seventy (70) votes for one (1) nominee, or allocate the seventy (70) votes among several nominees.

      In the election of directors, the seven (7) nominees for director receiving a plurality of the votes cast at the meeting, in person or by proxy, shall be elected. Any other matters that properly come before the meeting will be decided by a majority of votes cast, unless a different vote is required by law, the Articles of Incorporation, or the Bylaws. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

      The cost of soliciting proxies from stockholders will be borne by the Company. The initial solicitation will be by the Company through the mail. Thereafter, proxies may be solicited by directors, officers and regular employees of the Company, by means of telephone, telegraph or personal contact, but without additional compensation therefor. The Company will reimburse brokers and other persons holding shares as nominees for their reasonable expenses in sending proxy soliciting material to the beneficial owners.

      Shares of Common Stock represented by properly executed proxies, unless previously revoked, will be voted at the meeting in accordance with the instructions thereon. If no direction is indicated, such shares will be voted FOR each nominee named below, for ratification of the selection of independent auditors, and at the discretion of the persons named in the relevant proxy in connection with any other business that may properly come before the meeting. A proxy may be revoked by a stockholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. A proxy shall be suspended if the stockholder is present and elects to vote in person.

      The 1999 Annual Report to stockholders of the Company, including audited financial statements of the Company, is enclosed for the information of the stockholders. The Annual Report and financial statements are not a part of the proxy soliciting material.

ELECTION OF DIRECTORS

      At the meeting, the stockholders will elect seven directors to hold office until the 2001 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The nominees listed below are all currently directors of the Company.

Name                    Age     Positions with the Company

Robert W. Roseberry..,  49      Chairman and Chief Executive Officer, Director
Jane P. Roberts......,  63      Vice Chairman and Secretary, Director
Kenneth M. Lott......,  45      President and Chief Operating Officer, Director
O.B. Black, Jr.......,  75      Director
William H. Jordan....,  79      Director
James R. Pylant......,  61      Director
Monty C. Roseberry...,  59      Director

      Robert W. Roseberry began his career with Lamar Bank ("the Bank") in 1971 and has served in numerous positions. In 1986, he became Chief Executive Officer of the Bank and the Company. He has served as a director of the Bank since 1971 and as a director of the Company since its formation in 1986. Robert W. Roseberry and Monty C. Roseberry are half-brothers.

     Jane P. Roberts has worked with the Bank for 36 years. She assumed her current position of Vice Chairman in 1998. She has served as Secretary since 1986 and was the Secretary/Treasurer from 1986 to July of 1998. She has served as a director of the Bank since 1981 and as a director of the Company since its formation in 1986. Ms. Roberts and James R. Pylant are first cousins.

     Kenneth M. Lott began his banking career at First Mississippi National Bank in Hattiesburg in 1976. In 1988, he joined the Bank as Senior Vice President. He assumed his present position of President and Chief Operating Officer of the Company in July of 1998. He has served as a director of the Company since 1992.

      O. B. Black, Jr. has served as a director of the Company since its formation in 1986. He was President of the Bank from 1975 to 1986 and retired as Vice Chairman of the Bank in 1988.

      William H. Jordan served as the Lamar County Engineer from 1966 to 1986. He retired from the Mississippi National Guard in 1976 as a full Colonel. He has served as a director of the Company since 1991.

      James R. Pylant has served as a director of the Company since its formation in 1986. He currently serves as President of Lamar County Development Corp., which is a manufacturing company. Mr. Pylant and Jane P. Roberts are first cousins.

      Monty C. Roseberry has served as a director of the Company since its formation in 1986. Prior to retiring in 1995, Mr. Roseberry worked as a lab technician for Amerada Hess Corporation. Mr. Roseberry and Robert W. Roseberry are half-brothers.

      None of the Company's directors hold any directorships in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

      Unless authority is expressly withheld, the proxy holders will vote the proxies received by them for the nominees for director listed above, reserving the right, however, to cumulate their votes and distribute them among the nominees, in their discretion. Although each nominee has consented to being named in this Proxy Statement and to serve if elected, if any nominee should, prior to the Annual Meeting, decline or become unable to serve as a director, the proxies will be voted by the proxy holders for such other persons as may be designated by the present Board of Directors.

      During 1999, the Company's Board of Directors had five meetings. No incumbent director attended less than seventy-five percent (75%) of the total number of meetings of the Board of Directors or committees upon which he served.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR
THE ELECTION OF ALL THE NOMINEES.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of March 17, 2000 held by each director and each executive officer named in the Summary Compensation Table, by all directors and executive officers as a group, and by each person who is known by the Company to own beneficially more than five percent (5%) of each such class (who is not an executive officer or director of the Company). Except as otherwise indicated, no person named in the table shares voting or investment power with respect to his or her beneficially owned shares, and the address of each shareholder is the same as the address of the Company.

                                                                    Amount and      Percent of
Name of Beneficial Owner                                             Nature of       Class(1)
                                                                    Beneficial
                                                                    Ownership

Executive Officers and Directors

Robert W. Roseberry.........................................           392,040(2)      9.1%
Jane P. Roberts.............................................            90,000(3)      2.1
Kenneth M. Lott.............................................            58,940(4)      1.4
O. B. Black, Jr.............................................           231,546(5)      5.4
William H. Jordan...........................................              185,340      4.3
James R. Pylant.............................................           163,440(6)      3.8
Monty C. Roseberry..........................................              100,140      2.3

All Executive Officers and Directors as a Group (9 persons).           1,243,226      28.8

Other 5% Shareholders

Donna R. Byrd(7)............................................              236,100      5.5
James E. Roseberry(8)........................................             288,060      6.7

(1)  The percentages are calculated based on 4,315,707 shares issued and outstanding at March 17, 2000.
(2)  Includes 28,600 shares held by spouse with respect to which Mr. Roseberry shares voting and investment power.
(3)  Includes 69,120 shares held by spouse with respect to which Ms. Roberts shares voting and investment power.
(4)  Includes  2,340  shares held by spouse and 4,800  shares held by a parent with  respect to which Mr. Lott shares voting and investment power.
(5)  Includes  73,863  shares held by spouse as trustee of a trust with respect to which Mr. Black shares  voting and investment  power and 100,597  shares held by a family trust with respect to which Mr. Black's adult daughter is the trustee and Mr. Black shares voting and investment power.
(6)  Includes 42,900 shares held by spouse with respect to which Mr. Pylant shares voting and investment power.
(7)  Ms. Byrd is not a director or  executive  officer of the  Company.  Her address is 1072  Talowah  Road,  Purvis,
     Mississippi 39475.
(8)  Mr.  Roseberry  is not an  executive  officer or  director of the  Company.  His address is 122 Dean Rhyne Road,
     Purvis, Mississippi 39475.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Executive officers and directors are required by Securities and Exchange Commission Regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999 all Section 16(a) filing requirements applicable to the Company's executive officers and directors were complied with.

EXECUTIVE COMPENSATION

Summary Compensation Table

                                                                                        Long Term
                                                                                        ---------
                                             Annual Compensation                       Compensation
                                      -------------------------------------            ------------

                                                                                    Awards          Payouts

                                                                            Restricted Securities
                                                                 Other Annual     Stock      Underlying  LTIP      All Other
        Name & Principal Position    Year Salary($)(1) Bonus($) Compensation($) Award(s)($) Options(#)  Payouts($)Compensation($)(2)

Robert W. Roseberry                  1999    146,980    29,260             0          0         0          0        10,309
         Chairman of the Board &     1998    146,125    24,130             0          0         0          0        13,413
Chief                                1997    141,530    23,200             0          0         0          0        13,308
         Executive Officer

Jane P. Roberts                      1999    134,250    26,900             0          0         0          0         9,451
         Vice Chairman and Secretary 1998    133,900    21,840             0          0         0          0        12,126
                                     1997    128,050    20,100             0          0         0          0        11,838

Kenneth M. Lott                      1999    116,206    23,063             0          0         0          0         7,861
         President and Chief         1998    106,306    16,246             0          0         0          0         9,041
Operating                            1997     98,100    12,950             0          0         0          0         8,317
         Officer

(1)  Includes directors' fees.
(2)  Includes profit sharing, ESOP and 401(k) plan contributions.

Executive Salary Continuation Agreements

      The Company has entered into Executive Salary Continuation Agreements with Mr. Roseberry, Ms. Roberts and Mr. Lott to provide incentives to these officers to continue their employment with the Company on a long-term basis. The agreements provide for the continuation of annual salary payments upon retirement at age 65 or later for a period of 180 months (15 years) in the amounts of $50,500, $44,900 and $57,200 in the case of Mr. Roseberry, Ms. Roberts and Mr. Lott, respectively. The agreements also provide for continued salary payments if the executive dies, becomes disabled or if the executive's employment is terminated by the Company.

Stock Incentive Plan

      The Company has reserved 200,000 shares of Common Stock under the Company's Stock Incentive Plan, which was adopted in August of 1998. Under this Plan, the Board of Directors of the Company may grant options to employees of the Company and its subsidiaries for up to ten year terms and at an option exercise price equal to the fair market value of the stock on the date of the grant. No options have been granted under this Plan.

Director Compensation

      Directors receive a fee of $750 for each meeting of the Board of Directors of the Company and the Bank and for loan committee meetings attended. Historically, the Company has paid the directors an annual bonus in December of each year. In 1999, the bonus was $4,400 per person.

Compensation Committee Report on Executive Compensation

      The Compensation Committee is composed of Robert W. Roseberry, O. B. Black, Jr. and William H. Jordan. Messrs. Black and Jordan are directors of the Bank. Mr. Roseberry is an officer and director of the Company and the Bank. Mr. Black serves as chairman of the Committee. It is the responsibility of the Committee to assess the performance and establish base salaries and annual bonus compensation for the executive officers.

      In establishing the salary of the Chief Executive Officer, the Committee primarily considered Mr. Roseberry's past performance and the compensation levels of chief executive officers of comparable financial institutions. Specifically, the Committee utilized asset size peer group compensation data as provided by the Mississippi Bankers Association (the "MBA"). Additionally, in setting Mr. Roseberry's salary, performance criteria such as the Company's return on average assets, return on equity and asset growth compared with prior years were considered. No specific weights were assigned to these factors. Mr. Roseberry's annual bonus was determined primarily on the Committee's evaluation of the earnings performance of the Company compared with prior years. No objective criteria were utilized in this evaluation.

      With respect to the other executive officers, the Committee's recommendation concerning salaries was based upon the performance of these officers during 1999 as reflected by the performance of the Company. The performance of the Company was evaluated by considering such criteria as return on average assets, return on equity and asset growth. No specific weights were assigned to these factors. Also, the Committee considered the asset size peer group compensation data as provided by the MBA for executive officers with similar duties and responsibilities. The amount of bonuses paid to these executive officers was determined primarily on the Committee's evaluation of the earnings performance of the Company in 1999 compared with prior years. No objective criteria were utilized in this evaluation.

      Mr. Roseberry abstained from discussions and decisions regarding his own compensation.

Submitted by the Committee:

O. B. Black. Jr.
William H. Jordan
Robert W. Roseberry

Stockholder Return Performance Presentation

The following graph compares the percentage change in the cumulative total shareholder return on the Company’s Common Stock against the cumulative total return of the NASDAQ Stock Market (U.S.) Index and the NASDAQ Bank Stock Index from December 16, 1998, the effective date of the Company’s initial public offering, through December 31, 1999. The graph assumes reinvestment of dividends, where applicable.

LAMAR CAPITAL CORP

                                              Cumulative Total Return
                                                12/16/98        12/98       12/99

LAMAR CAPITAL CORPORATION                         100.00       100.00      113.02
NASDAQ STOCK MARKET (U.S.)                        100.00       109.24      197.35
NASDAQ BANK                                       100.00       105.04      100.96

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Robert W. Roseberry, a director and executive officer, is the owner of Roseberry Insurance Company, Inc., a credit life insurance agency which provides credit life insurance coverage solely to customers of the Bank. These services resulted in commissions to Roseberry Insurance Company, Inc. of $3,404 in 1999.

      The Bank from time to time makes loans to directors and executive officers, and to personnel of directors and executive officers. All such loans are made in the ordinary course of business, and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than normal risk of collectability or present other unfavorable features.

INDEPENDENT AUDITORS

      Ernst & Young LLP, Independent Auditors, Jackson, Mississippi, were the independent auditors for the Company during the fiscal year ended December 31, 1999. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement at the meeting if he desires to do so, and will be available to respond to any appropriate questions.

      The Board of Directors of the Company has selected the firm of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000. Stockholder approval and ratification of this selection is not required by law or by the bylaws of the Company. Nevertheless, the Board has chosen to submit it to the stockholders for their approval and ratification. Of the shares represented and entitled to vote at the Annual Meeting (whether in person or by proxy), more votes must be cast in favor of than votes cast against the proposal to ratify and approve the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000, in order for this proposal to be adopted. The proxyholders named in the accompanying proxy card will vote FOR the foregoing proposal unless otherwise directed therein. Abstentions will not be counted either as a vote FOR or as a vote AGAINST the proposal to ratify and approve the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000. Broker non-votes will be treated as not present for purposes of calculating the vote with respect to the foregoing proposal, and will not be counted either as a vote FOR or AGAINST or as an ABSTENTION with respect thereto. If more votes are cast AGAINST this proposal than FOR, the Board of Directors will take such decision into consideration in selecting independent auditors for the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
FOR THE APPROVAL AND RATIFICATION OF THE INDEPENDENT AUDITORS

COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors has established an audit committee consisting of O. B. Black, Jr., William H. Jordan, James R. Pylant and Monty C. Roseberry. The audit committee recommends the appointment of auditors and oversees the accounting and audit functions of the Company. The audit committee met 12 times in 1999.

      The Board of Directors has established a compensation committee which has the responsibility, among other things, of establishing the salary of the executive officers of the Company and examining periodically the compensation structure of the Company. The members of the compensation committee are O. B. Black, Jr., William H. Jordan and Robert W. Roseberry. The compensation committee met one time in 1999.

      The Company does not have a standing nominating committee. Nominations are made by the Board of Directors.

OTHER MATTERS

      Management knows of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in their discretion on such matters.

PROPOSALS OF STOCKHOLDERS

      Any proposal of a stockholder to be presented for action at the Annual Meeting of Stockholders to be held in the year 2001 must be received at the Company's principal executive office no later than November 30, 2000, if it is to be included in management's proxy statement. To ensure prompt receipt by the Company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with the Company's bylaws relating to shareholder proposals and certain Securities and Exchange Commission Regulations in order to be included in the Company's proxy materials.

      The Company's proxy for the year 2001 meeting may confer discretionary authority to vote on any proposal of a shareholder to be presented for action at the Annual Meeting of Stockholders to be held in the year 2001 which is not received prior to February 13, 2001, at the Company's principal executive office.

                                                              BY ORDER OF THE BOARD OF DIRECTORS

                                                              Chairman and Chief Executive Officer
Dated and Mailed at
Nashville, Tennessee
on or about March 29, 2000

LAMAR CAPITAL CORPORATION
401 Shelby Speights Drive, Purvis, Mississippi 39475

This Proxy is Solicited By the Board of Directors

      The undersigned hereby appoint(s) Robert W. Roseberry and Jane P. Roberts, jointly and individually, as Proxies, each with the power to appoint his substitute and hereby authorize(s) them to represent the undersigned, and to vote upon all matters that may properly come before the meeting including the matters described in the Proxy >Statement furnished herewith, subject to any directions indicated herein, with full power to vote, and to cumulate votes on, all shares of Common Stock of Lamar Capital Corporation held of record by the undersigned on March 25, 2000, at the annual meeting of stockholders to be held on April 26, 2000 or adjournment(s) thereof. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR EACH OF THE NOMINEES LISTED BELOW, FOR APPROVAL OF PROPOSAL NO. 2 AND AT THE DISCRETION OF THE PERSONS NAMED ABOVE IN CONNECTION WITH ANY OTHER BUSINESS PROPERLY COMING BEFORE THE MEETING.

1.          ELECTION OF DIRECTORS

                        |_| FOR all nominees listed below.              |_| WITHHOLD AUTHORITY to vote for all nominees listed
                                                                        below.

            The nominees for Director are: Robert W. Roseberry, Jane P. Roberts, Kenneth M. Lott, O. B. Black, Jr.,
William H. Jordan, James R. Pylant and Monty C. Roseberry.

            The Board of Directors recommends a vote "FOR" all nominees.

            (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

2.          TO CONSIDER AND ACT UPON A PROPOSAL TO RATIFY AND APPROVE THE SELECTION OF
            ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR
            ENDING DECEMBER 31, 2000:

                        |_| FOR     |_| AGAINST                         |_| ABSTAIN

                                                                        When shares are held by joint tenants, both should sign.
                                                                        When signing as attorney, executor, administrator, trustee or guardian, please give full rise as such.  If corporation or partnership, sign in full corporate or partnership name by authorized person.

                                                                        Signature

                                                                        Signature

                                                                        Votes must be indicated by an (x) in Black or Blue ink.

                                                                        Dated:                                               , 2000
                                                                               ----------------------------------------------

                                     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.